Exhibit 10.1

OMNIBUS AMENDMENT
TO
LOAN, SECURITY AND SERVICING AGREEMENT
AND
FEE AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into effective as of June 5, 2009, by and among, Ministry Partners Funding, LLC (the “Borrower”), Fairway Finance Company, LLC (the “Lender”), Evangelical Christian Credit Union (the “Servicer”), BMO Capital Markets Corp. (the “Agent”), U.S. Bank National Association, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services).

WITNESSETH

WHEREAS, the parties hereto previously entered into that certain Loan, Security and Servicing Agreement, dated as of October 30, 2007, as heretofore amended (the “Original Loan Agreement”, the Original Loan Agreement, as amended by this Amendment are herein collectively called the “Loan Agreement”);

WHEREAS, in connection with the Original Loan Agreement, the Borrower, the Servicer and the Agent entered into that certain Fee Agreement, dated as of October 30, 2007, as heretofore amended (the “Original Fee Agreement”, the Original Fee Agreement, as amended by this Amendment are herein collectively called the “Fee Agreement”);

WHEREAS, the Facility Termination Date occurred on October 31, 2008 and as a result thereof, the Lenders’ obligations to make Loans under the Loan Agreement have terminated and the outstanding Loans are amortizing in accordance with the terms of the Loan Agreement;

WHEREAS, the parties hereto have agreed to amend the Original Loan Agreement and the Original Fee Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreement contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.  Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.

Section 2.  Amendment to Loan Agreement.

(a)  Section 1.3(a) of the Original Loan Agreement is hereby amended by replacing the reference in such section to clause “seventh of Section 1.4(e)” with clause “ninth of Section 1.4(e)”.

(b)  Section 1.4(e) of the Original Loan Agreement is hereby amended in its entirety to read as follows:

“On each Settlement Date occurring on or after the Facility Termination Date and until the Obligations have been paid in full, the Servicer shall direct the Account Bank in writing to distribute (i) from amounts in the Collection Account, (ii) from amounts in the Reserve Account in excess of the Required Reserve Amount, and (iii) from payments received under the Hedge Agreements, the following amounts in the following order of priority:

first, to each Hedge Counterparty, on a pro rata basis, the aggregate net amount then due and payable to such Hedge Counterparty under each applicable Hedge Agreement and any Hedge Breakage Costs incurred by such Hedge Counterparty under the applicable Hedge Agreement (as confirmed by Agent);

second, to the Servicer (which term shall include the replacement Servicer in the event that the Servicer has been replaced in accordance with the terms hereof), in payment of the sum of (i) any accrued and unpaid Servicing Fee, plus (ii) in the event that the Servicer has been replaced in accordance with the terms hereof, the reasonable expenses incurred by the successor Servicer, including but not limited to expenses incurred in connection with transitioning the servicing of the Mortgage Loans, provided that such transition expenses shall not exceed $50,000 in the aggregate;

third, to the Servicer for reimbursement of Servicer Advances made on the related Mortgage Loan;

fourth, to the Back-Up Servicer in payment of any accrued and unpaid Back-Up Servicing Fee and any expenses incurred by the Back-Up Servicer in connection with its duties hereunder;

fifth, to the Custodian in payment of any accrued and unpaid Custodian Fee and to the banks holding any of the Accounts, the fees and expenses then due and payable by the Borrower to such banks with respect to the Accounts (as confirmed by the Account Bank);

sixth, to the Agent, in payment of the sum of (i) the accrued and unpaid Interest on the outstanding Loans, plus (ii) the accrued and unpaid Non-Usage Fee, plus (iii) any losses or expenses incurred by the Agent or the Lender as a result of any payment or prepayment of all or any portion of the Loan (including, without limitations, as a result of clause (e) ninth below (each, as confirmed by the Agent);

seventh, with respect to the Settlement Date occurring on June 15, 2009, to the extent not previously paid in full, to the Agent to pay the Amendment Fee;

eighth, to the Reserve Account to the extent necessary to maintain the amount of funds in the Reserve Account at the Required Reserve Amount;

ninth, all remaining amounts will be applied to reduce the Loan Balance until the Loan Balance is zero; and

tenth, to any Indemnified Party and/or Affected Person, any amounts payable by the Borrower to such Person hereunder.

After the amounts described in clauses first through tenth, above, have been paid in full, all remaining amounts in the Collection Account shall be paid to the Borrower for its own account or, at the Borrower’s option, shall be held in the Collection Account.”

(c)  Section 1.13 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“[Reserved].”

(d)  Sections 1.14(a) and (c) of the Original Loan Agreement are hereby amended in their entirety to read as follows:

“ Section 1.14  Interest Rate Hedging Agreements.

“(a)  The Borrower may enter into a Hedge Transaction meeting the following requirements:

(i)  such Hedge Transaction shall be entered into with a Hedge Counterparty and be governed by a Hedge Agreement;

(ii)  such Hedge Transaction shall have a schedule of monthly payment periods coinciding with each Settlement Period, the first of which commences on the first day of the current Settlement Period and the last of which ends on the Settlement Period in which the related Loan Balance is repaid in full;

(iii)  such Hedge Transaction shall have an amortizing notional amount such that the Hedge Notional Amount in effect during any such monthly payment period shall be equal to the aggregate outstanding Loan Balance related to the Mortgage Loans being renewed as of such date scheduled to be outstanding as of the commencement of each such monthly payment period (assuming that the Hedge Schedule was calculated in accordance with the modeling assumptions used in the Hedge Spreadsheet);

(iv)  such Hedge Transaction shall provide for monthly payments to be made by the Hedge Counterparty to the Collection Account, for the benefit of the Lender, by reference to LIBOR as in effect on the first day of each monthly payment period; and

(v)  such Hedge Transaction shall be approved by the Agent, which approval shall not be unreasonably withheld or delayed.”

“(c)  On or before each Settlement Date, the Borrower shall deposit into the Reserve Account an amount, if any, equal to the premium (the “LIBOR Cap Premium”) to purchase a LIBOR Cap that satisfies the following requirements:

(i)  The Hedge Rate for such LIBOR Cap shall be a rate such that the Hedged Excess Spread Rate for such LIBOR Cap shall not be less than 0.50%;

(ii)  Such LIBOR Cap shall have a schedule of monthly payment periods coinciding with each Settlement Period, the first of which commences on the first day of the current Settlement Period and the last of which ends on the Settlement Period in which the related Loan Balance is repaid in full according to the related Hedge Schedule;

The Hedge Counterparty shall provide the Borrower with the Hedge Rate for the related Hedge Transaction and the amount of the LIBOR Cap Premium for the related LIBOR Cap within one Business Day of receipt of the Hedge Request.

No later than seven (7) Business Days prior to each Settlement Date, the Borrower shall request the Hedge Counterparty to provide to it the LIBOR Cap Premium for all outstanding LIBOR Caps based on the respective Hedge Rates and the future respective notional schedules then in effect.  The aggregate amount of such LIBOR Cap Premiums as of any date of determination is referred to as the “Aggregate LIBOR Cap Premiums.”  The Borrower shall be required to deposit funds into the Reserve Account in an amount equal to any excess of (i) the Aggregate LIBOR Cap Premiums over (ii) the amount then on deposit in the Reserve Account.  If the Borrower fails to deposit such funds prior to the related Settlement Date, it agrees to furnish written notice to MPIC advising that its failure to make such deposit constitutes an Event of Default.  Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Borrower only upon the payment in full of the outstanding Loan Balance.  At any time after and during the continuance of an Event of Default, the Lender will have the right to use the amounts on deposit in the Reserve Account to purchase one or more LIBOR Caps in its sole discretion.”

(e)           Section 6.4(c) of the Original Loan Agreement is hereby amended by deleting the last sentence thereof and replacing such sentence with the following:

“If on any Settlement Date, the funds in the Collection Account on such date are insufficient to pay the amounts set forth in clauses first through tenth of Section 1.4(d) or clauses first through seventh of Section 1.4(e), the Agent shall draw the amount of such remaining deficiency from the Reserve Account and apply it pursuant to Section 1.4(d) or (e), as applicable.”

(f)           Subsections (a) and (g) of the definition of “Event of Default” set forth in Exhibit I of the Original Loan Agreement are hereby amended in their entirety to read as follows:

“(a)  The Borrower shall fail to remit or fail to cause to be remitted to the Agent, Lender, to the Collection Account or to the Reserve Account on any day any amount required to be remitted to the Agent, Lender, the Collection Account or the Reserve Account by the Borrower on such day pursuant to any Transaction Document and any such failure shall remain unremedied for two Business Days or more after the earlier of: (i) the date on which such failure shall first become known to Borrower or (ii) the date on which written notice thereof is given to Borrower by Agent; provided, that, solely with respect to amounts required to be remitted to the Agent or Lender on the Settlement Date occurring on July 14, 2009, such grace period shall be extended for a total period of thirty (30) days; or”

“(g)  a Borrowing Base Deficit occurs and continues for more than two consecutive Business Days; provided, that, solely with respect any Borrowing Base Deficit existing as of the Settlement Date occurring on July 14, 2009, such grace period shall be extended for a total period of thirty (30) calendar days; or”

(f)           The definition of “Event of Default” set forth in Exhibit I of the Original Loan Agreement is hereby amended by adding a subsection (r) thereof to read as follows:

“(r)  The Borrower’s independent manager (as set forth in the LLC Agreement) shall resign or be removed and the successor independent manager appointed pursuant to the LLC Agreement is not consented to by the Agent, such consent not to be unreasonably withheld.”

(g)           The following definitions set forth in Exhibit I of the Original Loan Agreement are hereby amended in their entirety to read as follows:

“ ‘Borrowing Base Deficit’ means, on any date prior to the Stated Maturity Date, the excess, if any, of (a) the outstanding Loan Balance, over (b) the lesser of (i) the Borrowing Base, in each case as of such date, and (ii) the Loan Limit.”

“ ‘Hedge Rate’ means, with respect to any LIBOR Cap, the strike rate of such LIBOR Cap.”

“ ‘Loan Limit’ means $50,716,267.”

“ ‘Required Reserve Amount’ means, at any time, an amount equal to the Aggregate LIBOR Cap Premiums as of the most recent determination date.”

(h)           Subsection (j) to the definition of “Seller Event of Default” set forth in Exhibit I of the Original Loan Agreement is hereby amended in its entirety to read as follows:

“(j)  Failure by MPIC to maintain availability on its Working Capital Credit Facilities plus cash and cash equivalents in an aggregate amount of at least $3,000,000.”

(i)           The following definition is hereby added to Exhibit I of the Original Loan Agreement in alphabetical order:

“ ‘Amendment Fee’ means the Amendment Fee payable by the Borrower to the Agent, for the account of Agent, in the amount of $228,223.20.”

Section 3.  Amendment to Fee Agreement.

(a)           The second paragraph to the Original Fee Agreement is hereby amended and restated in its entirety to read as follows:

“For purposes of the Loan Agreement, the term “Spread” means (i) upon the occurrence and during the continuance of an Event of Default, 2.00%, (ii) otherwise, 1.75%.”

(b)           The fourth paragraph to the Original Fee Agreement is hereby deleted in its entirety.

Section 4.  Conditions to Effectiveness.

This Amendment shall become effective as of the date first above written when and only when Agent shall have received:

(i)  a duly executed counterpart of this Amendment, and

(ii)  such other documents as Agent may request.

Section 5.  Amendment Fee.

Borrower covenants and agrees to pay the Amendment Fee on or before June 15, 2009 to the Agent, for the account of Agent.  Borrower’s failure to pay the Amendment Fee on or before June 15, 2009 shall constitute an Event of Default under the Loan Agreement.

Section 6.  Representations and Warranties.

In order to induce the parties to enter into this Amendment, Borrower represents and warrants that:

(a)           The representations and warranties contained in Article II of the Original Loan Agreement are true and correct at and as of the time of the effectiveness hereof;

(b)           Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement.  Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder;

(c)           The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of formation and operating agreement of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower.  Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby;

(d)           When duly executed and delivered this Amendment will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally; and

(e)           As of the date of this Amendment, the total Borrowing Base equals or exceeds $54,893,404.

Section 7.  Ratification of Agreement.

Each of the Original Loan Agreement and the Original Fee Agreement as hereby amended  are hereby ratified and confirmed in all respects.  Any reference to the Loan Agreement or Fee Agreement in any Transaction Document shall be deemed to refer to this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lender under the Loan Agreement, the Fee Agreement or any other Transaction Document nor constitute a waiver of any provision of the Loan Agreement, the Fee Agreement or any other Transaction Document.

Section 8.  Facility Termination Date.

The Borrower, Servicer, Lender and Agent hereby confirm and agree that the Facility Termination Date has heretofore occurred.

Section 9.  Survival of Agreements.

All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to the Agent or the Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

Section 10.  Binding Effect.

The provisions of this Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective successors and assigns.

Section 11.  Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles, other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

Section 12.  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

Section 13.  Transaction Document.

This Amendment is a Transaction Document, and all provisions in the Loan Agreement pertaining to Transaction Documents apply hereto and thereto.

Section 14.  Counterparts.

This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this OMNIBUS AMENDMENT TO LOAN, SECURITY AND SERVICING AGREEMENT AND TO FEE AGREEMENT to be executed by their duly authorized representatives on the date first written above.

MINISTRY PARTNERS FUNDING, LLC, as Borrower

By:_________________________________
Name: Billy M. Dodson
Title: President

EVANGELICAL CHRISTIAN CREDIT UNION, as Servicer

By:_________________________________
Name: Mark G. Holbrook
Title: President and Chief Executive Officer

BMO CAPITAL MARKETS CORP., as Agent

By: _________________________________
Name: Eduardo Mendoza
Title: Director

FAIRWAY FINANCE COMPANY, LLC, as Lender

By:_________________________________
Name: Philip A. Martone
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Account Bank and Custodian

By:_________________________________
Name: David Duclos
Title: Vice President

LYON FINANCIAL SERVICES, INC.
(d/b/a U.S. Bank Portfolio Services),
as Back-Up Servicer

By:_________________________________
Name: Joseph Andries
Title: Senior Vice President